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EXHIBIT 10.6

                              HANOVER DIRECT, INC.
                        DIRECTORS CHANGE OF CONTROL PLAN


                                    SECTION 1

                            ESTABLISHMENT OF THE PLAN

        Hanover Direct, Inc. ("Hanover") has established this Hanover Direct, Inc. Directors Change of Control Plan (the "Plan") effective as of May 3, 2001 (the "Effective Date").

                                    SECTION 2

                                   DEFINITIONS

        2.1     "Board of Directors" means the Board of Directors of Hanover.

        2.2 "Change of Control" means the first to occur of any of the events described in subsections (i) through (iii) below, following the Effective
Date:

                (i) When any Person becomes, through an acquisition, the beneficial owner of shares of Hanover having at least fifty percent (50%) of the total number of votes that may be cast for the election of directors of Hanover (the "Voting Shares"); provided, however, that the following acquisitions shall not constitute a Change of Control:

                        (a) if a Person owns less than fifty percent (50%) of the voting power of Hanover and that Person's ownership increases above fifty percent (50%) solely by virtue of an acquisition of stock by Hanover, then no Change of Control shall have occurred, unless and until that Person subsequently acquires one or more additional shares representing voting power of Hanover; or

                        (b) any acquisition by a Person who as of the date of the establishment of the Plan owned at least thirty-three percent (33%) of the Voting Shares.

                (ii)(a) Notwithstanding the foregoing, a Change of Control will occur when the shareholders of Hanover approve any of the following (each, a "Transaction"):

                        (I) any reorganization, merger, consolidation or other business combination of Hanover;

                        (II) any sale of fifty percent (50%) or more of Hanover's assets; or

                        (III) a complete liquidation or dissolution of Hanover.

                (b) Notwithstanding subsection (ii)(a) above, shareholder approval of either of the following types of Transactions will not give rise to a Change of Control:

                        (I) a Transaction involving only Hanover and one or more of its subsidiaries; or

                        (II) a Transaction immediately following which the shareholders of Hanover immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity.


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                (iii)   When, within any twenty-four (24) month period, persons
who were directors of Hanover (each, a "Director") immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death or disability) to constitute at least a majority of the Board of Directors or the board of directors of any successor to Hanover. For purposes of this subsection (iii), any Director who was not a Director as of the Effective Date shall be deemed to be an Incumbent Director if such Director was elected to the Board of Directors by, or on the recommendation of, or with the approval of, at least a majority of the members of the Board of Directors or the nominating committee who, at the time of the vote, qualified as Incumbent Directors either actually or by prior operation of this subsection (iii), and any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as Directors in lieu of other such designees serving as Directors on the effective date of the Plan shall be considered Incumbent Directors. Notwithstanding the foregoing, any director elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall not, under any circumstances, be deemed to be an Incumbent Director.

        2.3     "Change of Control Payment" means the payment described in
Section 5 of the Plan.

        2.4     "Company" means Hanover and its successors.

        2.5 "Director's Fee" means the sum of the retainer fee, meeting fees and per diem fees paid to a Director for his/her service on the Board of Directors for the twelve-month period immediately preceding the effective date of the Change of Control.

        2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended.


        2.7 "Participant" means a Director, provided, however, that the term Participant shall not be deemed to include (i) any Director who is also an employee of Hanover for purposes of the Federal Insurance Contributions Act; or
(ii) any persons (and their successors from time to time) who are designated by a holder of thirty-three percent (33%) or more of the Voting Shares to stand for election and serve as Director.

        2.8 "Person" means any "person" (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), including a "group" as defined in Section 13(d)(3) of the Exchange Act, but excluding (i) the Company, (ii) any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee), and (iii) any person who, as of the date of the establishment of the Plan, owned at least thirty-three percent (33%) of the Voting Shares (but excluding any unaffiliated successor or assignee of such thirty-three percent (33%) or greater holder).

        2.9 "Plan Administrator" means the Board of Directors or its delegate or delegates.

                                    SECTION 3

                       ELIGIBILITY FOR PLAN PARTICIPATION

        Prior to a Change of Control, a Participant shall cease to be a Participant in the Plan on the earliest to occur of the following dates: (i) the date of the Participant's death; (ii) the date on which the Participant ceases to be a Director for any reason; or (iii) the effective date of the termination of the Plan.

                                    SECTION 4

                    CONDITIONS FOR CHANGE OF CONTROL PAYMENT

        A Participant shall be entitled to receive a Change of Control Payment as long as he/she is a Director on the effective date of a Change of Control.


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                                    SECTION 5

                            CHANGE OF CONTROL PAYMENT

        5.1 A Change of Control Payment shall be an amount equal to the greater of (i) $40,000 or (ii) 150% of the Participant's Director's Fee.

        5.2 A Change of Control Payment shall be paid to a Participant in one lump sum payment within thirty (30) days following the effective date of the Change of Control.


                                    SECTION 6

                      CLAIMS FOR CHANGE OF CONTROL PAYMENTS

        In the event that a Director desires to make a claim with respect to a Change of Control Payment, the Director shall submit evidence thereof satisfactory to the Plan Administrator. Any claim with respect to a Change of Control Payment shall be made in writing within ninety (90) days of the event that the Director is asserting entitles him/her to a Change of Control Payment under Section 4. Failure by the Director to submit his/her claim within such ninety (90) day period shall bar the Director from any claim for payment under the Plan as a result of the occurrence of that event.


                                    SECTION 7

                    ADMINISTRATION AND FINANCING OF THE PLAN

        7.1 Subject to Section 7.2, the Plan Administrator shall have the discretion, authority, duty, power and responsibility to decide all factual and legal questions under the Plan, including without limitation, (i) the interpretation and construction of the provisions of the Plan as it deems appropriate, necessary or advisable and any ambiguous or unclear terms within the Plan document, (ii) the adoption, establishment and revision of rules, procedures and regulations relating to the Plan, (iii) the determination of the conditions subject to which a Change of Control Payment may be payable, (iv) the resolution of all questions concerning the status and rights of Participants under the Plan, whether a Participant is eligible for a Change of Control Payment under the Plan, and (v) any other determinations which it believes necessary or advisable for the administration and operation of the Plan. All determinations of the Plan Administrator shall be final and binding on all Directors and Participants. The Plan Administrator may appoint a committee or an agent or other representative to act on its behalf (the "Committee"), and may delegate to such Committee any of the powers of the Plan Administrator. Any action that the Committee takes in connection with the Plan shall be considered to be the action of the Plan Administrator, when the Committee is acting within the scope of the authority that the Plan Administrator delegates to it, and the Plan Administrator shall be responsible for all such actions.

        7.2     In the event that a claim is made by a Director pursuant to
Section 6 with respect to his/her eligibility to participate in the Plan or his/her entitlement to receive a Change of Control Payment, the Board of Directors shall be required to designate in good faith an independent third-party to decide such dispute or contest (the "Independent Third-Party'). All determinations of the Independent Third-Party shall be final and binding on all Directors and Participants.

        7.3 The Company shall pay all Change of Control Payments, if any, from its general assets.


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                                    SECTION 8

                            AMENDMENT AND TERMINATION

        The Company in accordance with applicable corporate law reserves the right at any time to amend or terminate the Plan; provided, however, that the Plan shall not be amended or terminated in a manner that would adversely affect any then Participant, if such amendment or termination would be effective during the period commencing 90 days prior to a Change of Control.


                                    SECTION 9

                            MISCELLANEOUS PROVISIONS

        9.1 The failure of the Company or the Plan Administrator to enforce any of the provisions of the Plan shall in no way be construed as a waiver of any such provision, nor in any way to affect the validity of the Plan or any part hereof, or the right of the Plan Administrator thereafter to enforce every other provision of the Plan.

        9.2 Any Change of Control Payments received by a Participant shall be in lieu of and not in addition to and shall supersede and replace severance benefits, change of control benefits or any similar payments or benefits a Participant might be eligible for under any other practice, plan, policy, program, agreement or arrangement of the Company.

        9.3 No Change of Control Payment payable to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, other than pursuant to the laws of descent and distribution, and any attempt to do so shall be null and void.

        9.4 The Plan shall not give any Director or Participant any right or claim except to the extent that the right is fixed specifically under the Plan. The establishment of the Plan shall not be construed to give any Participant a right to be continued as a Director or as interfering with the right of the Company to remove a Director in accordance with the by-laws of the Company, articles of incorporation of the Company or other applicable law.

        9.5 Section headings are for convenience only and the language of the Plan itself shall be controlling.

        9.6 The Plan shall be unfunded. Any liability of the Company under the Plan shall be based solely on contractual obligations, if any, that are created hereunder. No such liability of the Company shall be deemed to be secured by any property of the Company.

        9.7 The Plan Administrator, each member of any Committee designated under the Plan and the Independent Third-Party shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken (or the omission of any action) by such person with respect to the Plan, unless the liability, cost or expense arises from the person's (i) claim for his or her own Change of Control Payment, (ii) gross negligence, (iii) bad faith, (iv) reasonable belief his or her conduct was unlawful, or (v) conviction of any criminal act or criminal misconduct. This indemnification shall continue as to a person who has ceased to be the Plan Administrator, an Independent Third-Party, a Committee member or a member of the Board of Directors, and shall inure to the benefit of the heirs, executors and administrators of any such person.


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        9.8     Whenever any Change of Control Payment become payable under the
Plan, the Company shall have the right to withhold such amounts as are sufficient to satisfy any federal, state or local tax withholding requirements.

        9.9 The Plan shall be construed and administered under the laws of the State of New York.



        IN WITNESS WHEREOF, Hanover has caused the Plan to be executed on May 11, 2001.

                                          HANOVER DIRECT, INC.

                                          By: /s/ Charles F. Messina
                                              -------------------------------

                                          Title: Executive Vice President
                                                 Chief Administrative Officer



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